Exhibit 99.1

Knightscope News Release

March 1, 2024 6:30 AM ET

Litigation Update - Knightscope Authorized to Serve Notice of Action
Against Capybara Research by Public Disclosure and Press Release Pursuant to Court Order

MOUNTAIN VIEW, Calif., March 1, 2024 -- On December 20, 2023, Knightscope, Inc. [Nasdaq: KSCP] (“Knightscope” or the “Company”) filed a federal lawsuit in the United States District Court for the Southern District of New York, Knightscope, Inc. v. Capybara Research et. al., Case No. 1:23-cv-11050-DLC (the “Action”) against Capybara Research, Igor Appelboom (“Appelboom,” and together with Capybara Research, the “Capybara Defendants”), and Accretive Capital LLC d/b/a Benzinga. Capybara Research is a short selling research firm that writes and publishes what the Company believes are malicious and defamatory articles – known as “short seller reports” – devised to negatively impact the share prices of publicly traded companies in which Capybara Research and its owner, Appelboom, hold a short position.

The Action alleges that the Capybara Defendants take short positions in publicly traded companies and release fraudulent, disparaging reports in order to drive the company’s stock price down for their own financial benefit. In July and August of 2023, the Capybara Defendants posted to X (f/k/a Twitter) links to two alleged defamatory “short reports” (hereinafter, the “Capybara Reports”) on Capybara Research’s website disparaging the Company for the purpose of driving down the Company’s share price. Indeed, Capybara Research admits in the Capybara Reports that it “hold[s] a short position in shares of $KSCP....” As alleged in the Action, the Company believes that the Capybara Reports are a direct cause of the subsequent drop in market price of KSCP stock.

On January 25, 2024, the Company, through its counsel at The Basile Law Firm P.C., filed an ex parte motion for alternative service pursuant to Fed. R. Civ. P. 4(f)(3). On January 29, 2024, The Honorable Denise L. Cote granted the Company’s motion, in part, authorizing the Company to serve defendant Capybara Research notice of the Action through this press release and Form 8-K filed on the Securities and Exchange Commission’s EDGAR database.

Pursuant to the Order of The Honorable Denise L. Cote in the United States District Court for the Southern District of New York, entered on January 29, 2024 (ECF 29), in the matter of Knightscope, Inc. v. Capybara Research et. al., Case No. 1:23-cv-11050-DLC, this press release, the Current Report on Form 8-K filed on March 1, 2024, and the exhibits thereto containing the Summons, Complaint, and the Court Order, hereby provide the constitutional requirement of actual notice of the Action to Defendant Capybara Research in accordance with Rule 4(f)(3) of the Federal Rules of Civil Procedure.

About Knightscope

Knightscope builds cutting-edge technologies to improve public safety, and our long-term ambition is to make the United States of America the safest country in the world. Learn more about us and book a discovery call or demonstration today at www.knightscope.com/discover

Forward-Looking Statements

This press release may contain “forward-looking statements” about Knightscope’s future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this press release and other communications include, but are not limited to, statements about the Company’s goals, profitability, growth, prospects, and the Company’s intention to litigate the allegations in the Action, including that the Capybara Defendants have made fraudulent, disparaging reports in order to drive the Company’s stock price down for their own financial benefit, and the ultimate outcome of such litigation. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, among other things, the Company’s ability to successfully litigate its allegations. Readers are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

Public Relations:

Stacy Stephens

Knightscope, Inc.

(650) 924-1025

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